John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on December 1, 2015 and payable on December 31, 2015. No action is required on your part.

Distribution Period:	December 2015

Distribution Amount Per Common Share:	$0.3760

The following table sets forth the estimated sources of the current distribution, payable December 31, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

Source	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)[1]	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	0.0692	18%	0.4838	31%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.5926	38%
Return of Capital or
Other Capital Source	0.3068	82%	0.4938	31%
Total per common share	0.3760	100%	1.5702	100%

Average annual total return (in relation to NAV) for the period commencing on May 26, 2011 and ending on November 30, 2015	6.10%
Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2015	8.63%
Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2015	2.79%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of November 30, 2015	8.63%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax

_________________________

1 The Fund’s current fiscal year began on January 1, 2015, and will end on December 31, 2015.

reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the December 2015 distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.3760 per share, which will continue to be paid quarterly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on September 1, 2015 and payable on September 30, 2015. No action is required on your part.

Distribution Period:	September 2015

Distribution Amount Per Common Share:	$0.3760

The following table sets forth the estimated sources of the current distribution, payable September 30, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

Source	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)[1]	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	0.0996	26%	0.4088	35%
Net Realized Short-
Term Capital Gains	0.1261	34%	0.1261	11%
Net Realized Long-
Term Capital Gains	0.1257	33%	0.5792	49%
Return of Capital or
Other Capital Source	0.0246	7%	0.0619	5%
Total per common share	0.3760	100%	1.1760	100%

Average annual total return (in relation to NAV) for the period commencing on May 26, 2011 and ending on August 31, 2015	5.69%
Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2015	8.67%
Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2015	-0.37%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of August 31, 2015	6.78%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.  The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax

_________________________

1 The Fund’s current fiscal year began on January 1, 2015, and will end on December 31, 2015.

regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the September 2015 distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.3760 per share, which will continue to be paid quarterly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on June 1, 2015 and payable on June 30, 2015. No action is required on your part.

Distribution Period:	June 2015

Distribution Amount Per Common Share:	$0.3760

The following table sets forth the estimated sources of the current distribution, payable June 30, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

Source	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)[1]	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	0.1266	34%	0.2907	39%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.1106	29%	0.2788	37%
Return of Capital or
Other Capital Source	0.1388	37%	0.1825	24%
Total per common share	0.3760	100%	0.7520	100%

Average annual total return (in relation to NAV) for the period commencing on May 26, 2011 and ending on May 31, 2015	7.52%
Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2015	8.02%
Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2015	5.27%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of May 31, 2015	4.01%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.  The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax

_________________________

1 The Fund’s current fiscal year began on January 1, 2015, and will end on December 31, 2015.

regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the June 2015 distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.3760 per share, which will continue to be paid quarterly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on March 2, 2015 and payable on March 31, 2015. No action is required on your part.

Distribution Period:	March 2015

Distribution Amount Per Common Share:	$0.3760

The following table sets forth the estimated sources of the current distribution, payable March 31, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

Source	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)[1]	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date[1]
Net Investment Income	0.1567	42%	0.1567	42%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0797	21%	0.0797	21%
Return of Capital or
Other Capital Source	0.1396	37%	0.1396	37%
Total per common share	0.3760	100%	0.3760	100%

Average annual total return (in relation to NAV) for the period commencing on May 26, 2011 and ending on February 28, 2015	7.35%
Annualized current distribution rate expressed as a percentage of NAV as of February 28, 2015	8.03%
Cumulative total return (in relation to NAV) for the fiscal year through February 28, 2015	2.74%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of February 28, 2015	2.01%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.  The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax

_________________________

1 The Fund’s current fiscal year began on January 1, 2015, and will end on December 31, 2015.

regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the March 2015 distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.3760 per share, which will continue to be paid quarterly until further notice. This fixed amount was based upon an annual distribution rate of 8.00% of the Fund’s net asset value of $18.80 on August 31, 2013 at the time the Plan was last amended.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.